UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2021

AssetMark Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38980	30-0774039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1655 Grant Street, 10th Floor Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 521-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AMK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Principal Executive Officer and Director

On February 23, 2021, the Board of Directors (the “Board”) of AssetMark Financial Holdings, Inc. (“AssetMark”) announced that the Board of Directors and Charles Goldman came to a mutual agreement that Mr. Goldman would no longer serve in his positions with AssetMark, including as Chief Executive Officer, President and as a director, including as a member of the Board’s Nominating and Corporate Governance Committee.  Mr. Goldman will cease being a director, officer and employee of AssetMark effective March 3, 2021. In connection with Mr. Goldman’s departure, AssetMark expects to enter into a one-year consulting agreement with Mr. Goldman pursuant to which Mr. Goldman will assist in the leadership transition and provide guidance and advice on certain business strategy matters to AssetMark in exchange for a fee, to be determined.

(c)-(d) Appointment of Principal Executive Officer, President, Director

On February 23, 2021, the Board appointed Natalie Wolfsen as AssetMark’s next Chief Executive Officer and appointed Michael Kim as AssetMark’s next President, in each case effective March 3, 2021. Ms. Wolfsen, age 51, has served as Executive Vice President and Chief Solutions Officer of AssetMark since January 2018, prior to which she served as Executive Vice President and Chief Commercialization Officer from May 2014 to December 2017. Mr. Kim, age 51, has served as Executive Vice President and, Chief Client Officer and National Sales Leader of AssetMark since January 2018, prior to which he served as AssetMark’s Executive Vice President and National Sales Manager from 2014 to January 2018.

Concurrently with the appointment of Ms. Wolfsen as AssetMark’s Chief Executive Officer, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Ms. Wolfsen as a Class III member of the Board, effective March 3, 2021, to fill the vacancy on the Board resulting from Mr. Goldman’s departure. Ms. Wolfsen will serve until AssetMark’s 2022 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier resignation, retirement or other termination of service. Ms. Wolfsen is qualified to serve on the Board because of the perspective she will bring as AssetMark’s Chief Executive Officer, her experience in senior management positions at AssetMark and her significant professional experience in the financial services industry.

AssetMark expects to enter into amended compensatory arrangements with Ms. Wolfsen and Mr. Kim in connection with their appointments as Chief Executive Officer and President, respectively, the details of which have not been finalized as of the date of this filing. AssetMark intends to file an amendment to this Form 8-K once such arrangements are finalized.

There are no arrangements or understandings between Ms. Wolfsen and any other person pursuant to which Ms. Wolfsen was selected as a director. Neither Ms. Wolfsen nor Mr. Kim has any family relationships with any other executive officer or director of AssetMark. Neither Ms. Wolfsen nor Mr. Kim has not been involved in any related person transactions with AssetMark that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01Other Events.

On February 23, 2021, AssetMark issued a press release announcing that Charles Goldman would no longer serve as Chief Executive Officer and President of AssetMark, or as a member of the Board; that Natalie Wolfsen has been appointed as Chief Executive Officer of AssetMark and a member of the Board; and that Michael Kim has been appointed as President of AssetMark. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated February 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AssetMark Financial Holdings, Inc.
Date: February 23, 2021	/s/ Gary Zyla
Gary Zyla Chief Financial Officer

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